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                                                                    Exhibit 99.1

For Immediate Release, April 22, 2002

CONTACT:

Robin Shapiro (media), Immunex Corporation, 206.389.4040
Mark Leahy (investors), Immunex Corporation, 206.389.4363



Immunex Announces First Quarter 2002 Results

Product Sales Growth Drives Financial Performance:
Revenue and Product Sales Up 25%, Operating Income Up 61%

================================================================================

SEATTLE -- Immunex Corporation (Nasdaq: IMNX) today reported financial results for the first quarter of 2002. Total revenues were up 25 percent to $272.0 million for the first three months of 2002 compared to $217.8 million in the first quarter of 2001. Total product sales in the first quarter of 2002 were $265.4 million, up 25 percent over the prior-year quarter. As a result, operating income increased 61 percent to $27.1 million in the first quarter of 2002, compared to $16.9 million in the first quarter of 2001. Net income was $34.9 million, or 6 cents per share in the first quarter of 2002, compared to net income of $39.8 million, or 7 cents per share in the first quarter of 2001. Net income was down comparably quarter over quarter as the company's tax rate changed from 15 percent in the first quarter of 2001 to 31 percent in the first quarter of 2002.

"Strong sales growth continues to fuel our business momentum," said Ed Fritzky, Chairman and CEO of Immunex. "A new indication, manufacturing progress and an expanded sale force for ENBREL are expected to help us achieve more growth in 2002."

Sales of ENBREL(R) (etanercept), the company's flagship drug to treat rheumatoid arthritis and psoriatic arthritis, grew 31 percent to $216.5 million for the first quarter of 2002, compared with $164.9 million in the first quarter of 2001. Sales of ENBREL for the first quarter were comparable to the fourth quarter of 2001 as the company managed demand with available supply.

"Demand for ENBREL has grown substantially because it has been a breakthrough therapy in rheumatoid arthritis and psoriatic arthritis," said Peggy Phillips, executive vice president and chief operating officer. "We anticipate that demand will continue to grow from current and potential future indications, including ankylosing spondylitis and psoriasis. To keep pace with future anticipated demand, we are investing in technology and facilities to substantially increase supply."

ENBREL is currently manufactured by Boehringer Ingelheim Pharma KG in Germany. Immunex's goal is to gain Food and Drug Administration (FDA) approval of its manufacturing plant in Rhode Island by year end. Last week the company announced progress toward increased mid-term supply of ENBREL, which is anticipated to be significantly boosted in 2004 and 2005 by additional contract manufacturing with Genentech, Inc. Two additional plants are under


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construction; a second facility in Rhode Island owned by Immunex and a facility in Ireland owned by Wyeth, the company's co-promotion partner for ENBREL.

Net sales of LEUKINE(R) (sargramostim) and NOVANTRONE(R) (mitoxantrone for injection concentrate) grew 22 percent to $47.9 million for the first quarter, compared to $39.3 million in the first quarter of 2001. Sales of NOVANTRONE grew 46 percent quarter-over-quarter to $19.3 million, supported by strong demand in worsening multiple sclerosis.

Research and development investments totaled $53.7 million for the first quarter of 2002, compared to $49.2 million for the first quarter of 2001. Increase in these investments primarily supported initiation for new clinical trials for ENBREL in psoriasis, ankylosing spondylitis and Wegener's disease; clinical trials for IL-R type 2 in rheumatoid arthritis; and for ABX-EGF in cancer.

Expenses related to selling, general and administrative (SG&A) activities totaled $120.9 million for the first quarter of 2002, up 30 percent when compared to the same period in 2001, primarily due to the higher profit sharing payments to Wyeth from higher sales of ENBREL. In addition, a new sales force for ENBREL launched a new indication for reducing the signs and symptoms of active arthritis in patients with psoriatic arthritis in January 2002.

Cash and cash equivalents, including restricted investments were $1.3 billion as of March 31, 2002.

On December 17, 2001, Immunex agreed to be acquired by Amgen Inc. The acquisition will merge Immunex, one of the fastest growing biotechnology companies in the industry with Amgen, the largest biotechnology company. Pending required shareholder approval for both companies, and approval by regulatory authorities, the transaction is expected to be completed as early as June 2002. Shareholder meetings for both companies are scheduled to occur on May 16, 2002.

Immunex Corporation is a leading biopharmaceutical company dedicated to improving lives through immune system science innovations.

Note: Except for the historical information contained herein, this news release contains forward-looking statements that involve substantial risks and uncertainties. Among the factors that could cause actual results or timelines to differ materially are risks associated with research and clinical development, regulatory approvals, our supply capabilities and reliance on third-party manufacturers, product commercialization, competition, litigation and other risk factors listed from time to time in reports filed by Immunex with the SEC, including but not limited to risks described under the caption "Important Factors That May Affect Our Business, Our Results of Operation and Our Stock Price" within our most recently filed Form 10-K. The forward-looking statements contained in this news release represent our judgment as of the date of this release. Immunex undertakes no obligation to publicly update any forward-looking statements. An electronic version of this news release-as well as additional information about Immunex of interest to investors, customer, future employees and patients-is available on the Immunex home page at www.immunex.com.
                                                      ---------------


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

Where you can find Additional Information about the Acquisition

In connection with the proposed acquisition, Immunex and Amgen filed with the SEC on March 22, 2002, Amendment No. 1 to their joint proxy statement/prospectus that contains important information about the merger. Investors and security holders of Immunex and Amgen are urged to read the Amendment No. 1 to the joint proxy statement/prospectus filed with the SEC on March 22, 2002, and any other relevant materials filed by Immunex or Amgen because they contain, or will contain, important information about Immunex, Amgen and the acquisition. The Amendment No. 1 to the joint proxy statement/prospectus filed with the SEC on March 22, 2002, other relevant materials and any other documents filed, or to be filed, by Immunex or Amgen with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Immunex by contacting Immunex Corporation, 51 University Street, Seattle, WA 98101, Attn: Investor Relations. Investors and Security holders may obtain free copies of the documents filed with the SEC by Amgen by directing a request to: Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320, Attn: Investor Relations. Investors and security holders are urged to read the Amendment No. 1 to the joint proxy statement/prospectus filed with the SEC on March 22, 2002 and any other relevant materials filed by Immunex or Amgen before making any voting or investment decision with respect to the Acquisition. Immunex, Amgen and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Immunex and Amgen in favor of the merger. Information about the executive officers and directors of Immunex and their ownership of Immunex common stock, and information about the executive officers and directors of Amgen and their ownership of Amgen common stock is set forth in the Amendment No. 1 to the joint proxy statement/prospectus for Immunex's annual meeting of shareholders and Amgen's annual meeting of stockholders, which has been filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Immunex, Amgen and their respective executive officers and directors in the merger by reading the Amendment No. 1 to the joint proxy statement/prospectus regarding the acquisition.


                           Financial Highlights Follow


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                               IMMUNEX CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME

                     (in thousands except per share amounts)

                                                          Three months ended
                                                              March 31,
                                                              ---------
                                                         2002           2001
                                                       ---------      ---------
Revenues:
     Product sales                                     $ 265,401      $ 211,846
     Royalty and contract revenue                          6,562          5,993
                                                       ---------      ---------
                                                         271,963        217,839

Operating expenses:
     Cost of product sales                                70,266         58,783
     Research and development                             53,698         49,207
     Selling, general and administrative                 120,874         92,961
                                                       ---------      ---------
                                                         244,838        200,951
                                                       ---------      ---------
Operating income                                          27,125         16,888

Other income (expense):
     Interest and other income, net                       23,509         29,988
     Interest expense                                        (15)           (14)
                                                       ---------      ---------
                                                          23,494         29,974
                                                       ---------      ---------
Income before income taxes                                50,619         46,862

Provision for income taxes                                15,692          7,029
                                                       ---------      ---------
Net income                                             $  34,927      $  39,833
                                                       ---------      ---------

Net income per common share, diluted                       $0.06          $0.07
                                                       ---------      ---------

Number of shares used for per share amounts              568,208        575,902
                                                       ---------      ---------




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                               IMMUNEX CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                                   March 31,         December 31,
                                                                     2002               2002
                                                                  -----------        -----------
Assets:
     Current assets                                               $   698,903        $ 1,037,221
     Property, plant and equipment, net                               755,898            200,429
     Restricted cash and investments                                  765,000            765,000
     Deposit on Rhode Island manufacturing facility                         -            192,778
     Other assets                                                      96,637             99,880
                                                                  -----------        -----------
     Total assets                                                 $ 2,316,438        $ 2,295,308
                                                                  -----------        -----------
Liabilities and shareholders' equity:
     Current liabilities                                          $   193,435        $   230,864
     Long-term debt and other obligations                                 756                764
     Shareholders' equity                                           2,122,247          2,063,680
                                                                  -----------        -----------
Total liabilities and shareholders' equity                        $ 2,316,438        $ 2,295,308
                                                                  -----------        -----------



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                               IMMUNEX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)


                                                                                  Three months ended
                                                                                      March 31,
                                                                                      ---------
                                                                               2002               2001
                                                                            ----------         ----------
Operating Activities:
     Net income                                                             $   34,927         $   39,833
     Depreciation and amortization                                               8,768              6,687
     Tax benefit from stock option plans                                        14,875              5,828
     Change in working capital and other                                       (55,257)           (32,441)
                                                                            ----------         ----------
             Net cash provided by operating activities                           3,313             19,907

Investing and Financing Activities:
     Purchases of property, plant and equipment                               (370,654)           (14,903)
         Net proceeds from sales, maturities
          and purchases of investments                                         224,136           (550,108)

     Other investing and financing activities                                   30,359              1,277
                                                                            ----------         ----------
             Net cash used in investing and financing activities              (116,159)          (563,734)
                                                                            ----------         ----------


Net decrease in cash and cash equivalents                                   $ (112,846)        $ (543,827)
                                                                            ----------         ----------

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